UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 22, 2010

SCBT FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina (State or other jurisdiction of incorporation)	001-12669 (Commission File Number)	57-0799315 (IRS Employer Identification No.)

520 Gervais Street Columbia, South Carolina	29201
(Address of principal executive offices)	(Zip Code)

(800) 277-2175

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 22, 2010, SCBT Financial Corporation (“SCBT”) and Donald E. Pickett, Executive Vice President and Chief Financial Officer, entered into an Employment and Non-competition Agreement (the “Agreement”).  Certain material terms of the Agreement are described as follows.  Mr. Pickett will serve as Chief Financial Officer for SCBT and its subsidiary bank, will receive a minimum base salary of $225,000 per year, will be entitled to participate in SCBT’s incentive-based bonus an stock option/grant plans, would receive a payment of 12 months base salary for termination without cause, would receive a payment of two times total compensation for termination due to change in control, and has agreed to a non-competition period for one year following termination of employment.  The Agreement is attached as Exhibit 10 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

Exhibit 10	Employment and Non-competition Agreement for Donald E. Pickett, effective January 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCBT FINANCIAL CORPORATION
(Registrant)

Date: January 25, 2010	/s/ John C. Pollok
John C. Pollok
Senior Executive Vice President and Chief Operating Officer

Exhibit Index

Exhibit No.	Description

Exhibit 10	Employment and Non-competition Agreement for Donald E. Pickett, effective January 22, 2010